Exhibit 99.2

GUARANTY

This GUARANTY (the “Guaranty”) is made and entered into as of July 19, 2013, by RESOURCE CAPITAL CORP., a Maryland corporation, having an address at 712 Fifth Avenue, 12th Floor, New York, New York 10019 (“Guarantor”), for the benefit of DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, a branch of a foreign banking institution, whose address is 60 Wall Street, 10th Floor, New York, New York 10005 (“Buyer”). This Guaranty is made with reference to the following facts:

A. RCC Real Estate 5, LLC, a Delaware limited liability company (“Master Seller”; together with each Series Seller (as defined in the Repurchase Agreement (defined below)) formed by Master Seller under the Repurchase Agreement, collectively, “Seller”), and Buyer have entered into that certain Master Repurchase Agreement, dated as of the date hereof (as amended, modified and/or restated, the “Repurchase Agreement”), pursuant to which Buyer may purchase Purchased Loans (as defined in the Repurchase Agreement) from Seller with a simultaneous agreement from Seller to repurchase such Purchased Loans at a date certain or on demand (the “Transactions”);

B. Buyer has requested, as a condition of entering into the Transaction Documents, that Guarantor deliver to Buyer this Guaranty;

C. Guarantor is an Affiliate (as defined in the Repurchase Agreement) and directly or indirectly controls Seller;

D. Guarantor expects to benefit if Buyer enters into the Transaction Documents with Seller, and desires that Buyer enter into the Transaction Documents with Seller; and

E. Buyer would not enter into the Transaction Documents with Seller unless Guarantor executed this Guaranty. This Guaranty is therefore delivered to Buyer to induce Buyer to enter into the Transaction Documents.

NOW, THEREFORE, in exchange for good, adequate, and valuable consideration, the receipt of which Guarantor acknowledges, and to induce Buyer to enter into the Transaction Documents, Guarantor agrees as follows:

1. Definitions. For purposes of this Guaranty, the following terms shall be defined as set forth below. In addition, any capitalized term used herein which is defined in the Repurchase Agreement but not defined in this Guaranty shall have the meaning ascribed to such term in the Repurchase Agreement.

(a) “Adjusted Total Indebtedness” means, with respect to Guarantor and its Consolidated Subsidiaries and any date, the Total Indebtedness of Guarantor (i) adjusted to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification (“ASC”) Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC 860, as both ASC sections are amended, modified or supplemented from time to time and (ii) minus the balance of any Trust Preferred Securities, all as of such date and determined in accordance with GAAP.

Guaranty Resource Capital

(b) “Capital Lease Obligations” means, with respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person, as determined in accordance with GAAP.

(c) “Consolidated Subsidiaries” mean, as of any date and any Person, any and all Subsidiaries or other entities that are consolidated with such Person in accordance with GAAP.

(d) “Contingent Liabilities” mean, with respect to any Person as of any date, all of the following as of such date: (a) liabilities and obligations (including the Guarantied Obligations) of such Person in respect of “off–balance sheet arrangements” (as defined in the Off–Balance Sheet Rules defined below in this definition), (b) obligations, including the Guarantied Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non–Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price–adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non–monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non–discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be, (i) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which, in the case of an operating income guaranty, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or, (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and, (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person determined in accordance with GAAP. “Off–Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off–Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33–8182; 34–47264; FR–67 International Series Release No. 1266 File No. S7–42–02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

(e) “Costs” means all out-of-pocket costs and expenses incurred by Buyer in any Proceeding or in obtaining legal advice and assistance in connection with any Proceeding, any Guarantor Litigation, or any default by Seller under the Transaction Documents or by Guarantor under this Guaranty (including any breach of a representation or warranty contained in this Guaranty), including, without limitation, reasonable attorneys’ fees, disbursements, court costs and expenses.

(f) “Debt Service” means, with respect to any Person and any period, the amount required to pay all amounts owed in respect of principal and interest on the Indebtedness of such Person for such period (including capitalizing or accruing interest), determined in accordance with GAAP.

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(g) “Derivatives Contract” means any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

(h) “Derivatives Termination Value” means, with respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amounts determined as the mark–to–market value(s) for such Derivatives Contracts, as determined based on one or more mid–market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

(i) “EBITDA” means, with respect to any Person and any period, determined without duplication on a consolidated basis in accordance with GAAP, an amount equal to the sum of (a) Net Income (or loss) of such Person (prior to any impact from minority interests and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or loss)): (i) depreciation and amortization expense, (ii) interest expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains and losses, plus (b) such Person’s proportionate share of EBITDA of its unconsolidated Affiliates, all with respect to such period.

(j) “Equity Interests” mean, with respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of capital stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

(k) “Fixed Charges” mean, with respect to any Person for any period, the sum of any and all of the following paid or accrued during such period: (a) Debt Service, (b) all preferred dividends, (c) Capital Lease Obligations, (d) capital expenditures (if any), and (e) any amounts payable under any ground lease, in each case, as determined in accordance with GAAP.

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(l) “Governing Documents” mean, with respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

(m) “Guarantied Obligations” means Seller’s obligations to fully and promptly pay all sums owed to Buyer under the Repurchase Agreement, the Letter Agreement, and the other Transaction Documents, at the times and according to the terms required by the Transaction Documents, including the Repurchase Price for each Purchased Loan, accrued interest, default interest, Costs or fees (including any such interest, Costs or fees arising from and after the filing of an Insolvency Proceeding against Seller), without regard to any modification, suspension, or limitation of such terms not agreed to by Buyer, such as a modification, suspension, or limitation arising in or pursuant to any Insolvency Proceeding affecting Seller (even if any such modification, suspension, or limitation causes Seller’s obligation to become discharged or unenforceable, and in the case of an Insolvency Proceeding against Seller, even if such modification was made with Buyer’s consent or agreement).

(n) “Guarantor Litigation” means any litigation, arbitration, investigation, or administrative proceeding of or before any court, arbitrator, or governmental authority, bureau or agency that relates to or affects this Guaranty or any asset(s) or property(ies) of Guarantor.

(o) “Indebtedness” means, with respect to any Person and any date, all of the following with respect to such Person as of such date: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Preferred Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off–Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Loan or any obligation senior to any Purchased Loan, unfunded interest reserve amount under any Purchased Loan or any obligation that is senior to any Purchased Loan, purchase obligation, repurchase obligation, sale/buy–back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable

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stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non–Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation (provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien), (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

(p) “Insolvency Proceeding” means any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other insolvency, bankruptcy, reorganization, liquidation, or like proceeding under any Bankruptcy Laws.

(q) “Lien” means any mortgage, lien, encumbrance, charge or other security interest, whether arising under contract, by operation of law, judicial process or otherwise.

(r) “Liquidity” means, with respect to any Person and any date, the amount of cash and cash equivalents held by such Person as of such date, determined in accordance with GAAP.

(s) “Member” means RCC Real Estate, Inc., a Delaware corporation.

(t) “Net Income” means, with respect to any Person and any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP.

(u) “Non–Recourse Indebtedness” means, with respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Proceedings, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

(v) “Off-Balance Sheet Obligations” mean, with respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness; (b) monetary obligations under any sale and leaseback transaction that does not create a liability on

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the balance sheet of such Person; or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

(w) “Preferred Equity” means a performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument) evidenced by a stock share certificate or other similar ownership certificate representing the entire equity ownership interest in entities that own income producing commercial real estate.

(x) “Proceeding” means any action, suit, arbitration, or other proceeding arising out of or relating to the interpretation or enforcement of, this Guaranty or the Transaction Documents, including (a) an Insolvency Proceeding; (b) any proceeding in which Buyer endeavors to realize upon any Security or to enforce any Transaction Document(s) (including this Guaranty) against Seller or Guarantor, whether or not Buyer prevails; and (c) any proceeding commenced by Seller or Guarantor against Buyer.

(y) “Required Capital Amount” means $345,000,000 plus seventy five percent (75%) of the aggregate net proceeds received by Guarantor or any of its Affiliates from the sale or issuance of any Equity Interests after the date hereof.

(z) “Required Liquidity Amount” means, as of any date, the greater of (a) $10,000,000 and (b) ten percent (10%) of the aggregate outstanding Repurchase Price for all Purchased Loans subject to Transactions under the Repurchase Agreement as of such date.

(aa) “Security” means any security or collateral held by or for Buyer for the Transactions or the Guarantied Obligations, whether real or personal property, including any mortgage, deed of trust, financing statement, security agreement, and other security document or instrument of any kind securing the Transactions in whole or in part. “Security” shall include all assets and property of any kind whatsoever pledged or mortgaged to Buyer pursuant to the Transaction Documents.

(bb) “Seller” has the meaning set forth in recital A to this Guaranty and shall include: (a) any estate created by the commencement of an Insolvency Proceeding affecting Seller; (b) any trustee, liquidator, sequestrator, or receiver of Seller or any of its property; and (c) any similar person duly appointed pursuant to any law governing any Insolvency Proceeding of Seller.

(cc) “State” means the State of New York.

(dd) “Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

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(ee) “Test Period” means the immediately preceding calendar quarter.

(ff) “Total Market Capitalization” means, as of any date, an amount equal to (i) the total number of outstanding shares of Guarantor’s common stock multiplied by (ii) the applicable market price for such shares as listed on the New York Stock Exchange.

(gg) “Total Indebtedness” means, with respect to any Person and its Consolidated Subsidiaries and any date, determined without duplication on a consolidated basis, all amounts of Indebtedness of such Person plus the proportionate share of such Person of all Indebtedness of unconsolidated Affiliates of such Person in which such Person is an investor, all on or as of such date and determined in accordance with GAAP.

(hh) “Transaction Document” means each “Transaction Document” (as defined in the Repurchase Agreement) other than this Guaranty.

(ii) “Trust Preferred Securities” means REIT trust preferred securities that have been issued by Guarantor or an Affiliate of Guarantor and are identified on Schedule I attached hereto and such other investment grade securities as may be approved from time to time by Buyer in its sole discretion.

2. Absolute Guaranty of All Guarantied Obligations. (a) Guarantor hereby unconditionally and irrevocably guarantees to Buyer the prompt and complete payment and performance by Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantied Obligations. All assets and property of Guarantor shall be subject to recourse if Guarantor fails to pay any Guarantied Obligation(s) when and as required to be paid pursuant to the Transaction Documents.

(b) In addition to the foregoing, Guarantor shall be liable for any actual out-of-pocket losses, costs, claims, expenses or other liabilities (expressly excluding consequential, punitive and special damages) incurred by Buyer arising out of or attributable to:

(i) fraud or intentional misrepresentation by or on behalf of Seller, Member or Guarantor in connection with the execution and the delivery of this Guaranty, the Repurchase Agreement, the Letter Agreement or any of the other Transaction Documents, or any certificate, report, financial statement or other instrument or document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement; and

(ii) any material breach of any representations and warranties by Seller or Guarantor, or any of their respective Affiliates, of any representations and warranties in the Transaction Documents relating to Environmental Laws or Hazardous Materials, or any indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Hazardous Materials, in each case in any way affecting any Mortgaged Property or any of the Purchased Loans.

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(c) Guarantor further agrees to pay any and all Costs which may be paid or actually incurred by Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guarantied Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the Guarantied Obligations are paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Guarantied Obligations.

(d) No payment or payments made by Seller, Member or any other Person or received or collected by Buyer from Seller, Member or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guarantied Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Guarantied Obligations until the Guarantied Obligations are paid in full.

(e) Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Buyer on account of Guarantor’s liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guaranty for such purpose.

3. Nature of Liability. Guarantor’s liability under this Guaranty is primary and not secondary.

4. Changes in Transaction Documents. Without notice to, or consent by, Guarantor, and in Buyer’s sole and absolute discretion and without prejudice to Buyer or in any way limiting or reducing Guarantor’s liability under this Guaranty, Buyer may: (a) grant extensions of time, renewals or other indulgences or modifications to Seller or any other party under any of the Transaction Document(s), (b) change, amend or modify any Transaction Document(s), (c) authorize the sale, exchange, release or subordination of any Security, (d) accept or reject additional Security, (e) discharge or release any party or parties liable under the Transaction Documents, (f) foreclose or otherwise realize on any Security, or attempt to foreclose or otherwise realize on any Security, whether such attempt is successful or unsuccessful, (g) accept or make compositions or other arrangements or file or refrain from filing a claim in any Insolvency Proceeding, (h) enter into other Transactions with Seller in such amount(s) and at such time(s) as Buyer may determine, (i) credit payments in such manner and order of priority to Repurchase Prices, or other obligations as Buyer may determine in its discretion, and (j) otherwise deal with Seller and any other party related to the Transactions or any Security as Buyer may determine in its sole and absolute discretion. Without limiting the generality of the foregoing, Guarantor’s liability under this Guaranty shall continue even if Buyer alters any obligations under the Transaction Documents in any respect or Buyer’s or Guarantor’s remedies or rights against Seller are in any way impaired or suspended without Guarantor’s consent. If Buyer performs any of the actions described in this paragraph, then

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Guarantor’s liability shall continue in full force and effect even if Buyer’s actions impair, diminish or eliminate Guarantor’s subrogation, contribution, or reimbursement rights (if any) against Seller, or otherwise adversely affect Guarantor or expand Guarantor’s liability hereunder.

5. Certain Financial Covenants.

(a) Guarantor covenants that:

(i) At all times, Guarantor shall maintain unencumbered Liquidity of not less than the Required Liquidity Amount.

(ii) At all times, Guarantor shall maintain a Total Market Capitalization at least equal to the Required Capital Amount.

(iii) At no time shall Guarantor permit the ratio of its Total Indebtedness to its Total Market Capitalization to be greater than 6.00 to 1.00. For the avoidance of doubt, any calculation of Total Indebtedness will include any and all recourse and nonrecourse debt of any Consolidated Subsidiary of Guarantor.

(iv) At no time shall Guarantor permit the ratio of its Adjusted Total Indebtedness to its Total Market Capitalization to be greater than 3.00 to 1.00.

(v) Guarantor shall not permit, for any Test Period, the ratio of (i) the sum of EBITDA for Guarantor and its Consolidated Subsidiaries for such Test Period to (ii) Fixed Charges for Guarantor and its Consolidated Subsidiaries for such Test Period to be less than 2.00 to 1.00.

(b) Guarantor shall at all times maintain its status as a REIT.

6. Nature of Guaranty. Guarantor’s liability under this Guaranty is a guaranty of payment of the Guarantied Obligations, and is not a guaranty of collection or collectability. Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of any of the Transaction Documents. Guarantor’s liability under this Guaranty is a continuing, absolute, and unconditional obligation under any and all circumstances whatsoever (except as expressly stated, if at all, in this Guaranty), without regard to the validity, regularity or enforceability of any of the Guarantied Obligations. Guarantor acknowledges that Guarantor is fully obligated under this Guaranty even if Seller had no liability at the time of execution of the Transaction Documents or later ceases to be liable under any Transaction Document, whether pursuant to Insolvency Proceedings or otherwise. Guarantor shall not be entitled to claim, and irrevocably covenants not to raise or assert, any defenses against any Guarantied Obligation that would or might be available to Seller, other than actual payment and performance of such Guarantied Obligations in full in accordance with their terms. Guarantor waives any right to compel Buyer to proceed first against Seller or any Security before proceeding against Guarantor. Guarantor agrees that if any of the Guarantied Obligations are or become void or unenforceable (because of inadequate

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consideration, lack of capacity, Insolvency Proceedings, or for any other reason), then Guarantor’s liability under this Guaranty shall continue in full force with respect to all Guarantied Obligations as if they were and continued to be legally enforceable, all in accordance with their terms and, in the case of Insolvency Proceedings, before giving effect to the Insolvency Proceedings. Guarantor also recognizes and acknowledges that its liability under this Guaranty may be more extensive in amount and more burdensome than that of Seller. Without limiting the generality of the foregoing, if the Guarantied Obligations are “nonrecourse” as to Seller or Seller’s liability for the Guarantied Obligations is otherwise limited in some way, Guarantor nevertheless intends to be fully liable, to the full extent of all of Guarantor’s assets, with respect to all the Guarantied Obligations, even though Seller’s liability for the Guarantied Obligations may be less limited in scope or less burdensome. Guarantor waives any defense that might otherwise be available to Guarantor based on the proposition that a guarantor’s liability cannot exceed the liability of the principal. Guarantor intends to be fully liable under the Guarantied Obligations regardless of the scope of Seller’s liability thereunder. Guarantor waives any defenses to this Guaranty arising or purportedly arising from the manner in which Buyer disburses the Purchase Price for any Purchased Loan to Seller or otherwise, or any waiver of the terms of any Transaction Document by Buyer or other failure of Buyer to require full compliance with the Transaction Documents. Guarantor’s liability under this Guaranty shall continue until all sums due under the Transaction Documents have been paid in full and all other performance required under the Transaction Documents has been rendered in full, except as expressly provided otherwise in this Guaranty. Guarantor’s liability under this Guaranty shall not be limited or affected in any way by any impairment or any diminution or loss of value of any Security whether caused by (a) hazardous substances, (b) Buyer’s failure to perfect a security interest in any Security, (c) any disability or other defense(s) of Seller, or (d) any breach by Seller of any representation or warranty contained in any Transaction Document.

7. Waivers of Rights and Defenses. Guarantor waives any right to require Buyer to (a) proceed against Seller, (b) proceed against or exhaust any Security, or (c) pursue any other right or remedy for Guarantor’s benefit. Guarantor agrees that Buyer may proceed against Guarantor with respect to the Guarantied Obligations without taking any actions against Seller and without proceeding against or exhausting any Security. Guarantor agrees that Buyer may unqualifiedly exercise in its sole discretion (or may waive or release, intentionally or unintentionally) any or all rights and remedies available to it against Seller without impairing Buyer’s rights and remedies in enforcing this Guaranty, under which Guarantor’s liabilities shall remain independent and unconditional. Guarantor agrees and acknowledges that Buyer’s exercise (or waiver or release) of certain of such rights or remedies may affect or eliminate Guarantor’s right of subrogation or recovery against Seller (if any) and that Guarantor may incur a partially or totally nonreimbursable liability in performing under this Guaranty. Guarantor has assumed the risk of any such loss of subrogation rights, even if caused by Buyer’s acts or omissions. If Buyer’s enforcement of rights and remedies, or the manner thereof, limits or precludes Guarantor from exercising any right of subrogation that might otherwise exist, then the foregoing shall not in any way limit Buyer’s rights to enforce this Guaranty. Without limiting the generality of any other waivers in this Guaranty, Guarantor expressly waives any statutory or other right (except as set forth herein) that Guarantor might otherwise have to: (i) limit Guarantor’s liability after a nonjudicial foreclosure sale to the difference between the Guarantied Obligations and the fair market value of the property or interests sold at such nonjudicial

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foreclosure sale or to any other extent, (ii) otherwise limit Buyer’s right to recover a deficiency judgment after any foreclosure sale, or (iii) require Buyer to exhaust its Security before Buyer may obtain a personal judgment for any deficiency. Any proceeds of a foreclosure or similar sale may be applied first to any obligations of Seller that do not also constitute Guarantied Obligations within the meaning of this Guaranty. Guarantor acknowledges and agrees that any nonrecourse or exculpation provided for in any Transaction Document, or any other provision of a Transaction Document limiting Buyer’s recourse to specific Security or limiting Buyer’s right to enforce a deficiency judgment against Seller or any other person, shall have absolutely no application to Guarantor’s liability under this Guaranty. To the extent that Buyer collects or receives any sums or payments from Seller or any proceeds of a foreclosure or similar sale, Buyer shall have the right, but not the obligation, to apply such amounts first to that portion of Seller’s indebtedness and obligations to Buyer (if any) that is not covered by this Guaranty, regardless of the manner in which any such payments and/or amounts are characterized by the person making the payment.

8. Additional Waivers. Guarantor waives diligence and all demands, protests, presentments and notices of every kind or nature, including notices of protest, dishonor, nonpayment, acceptance of this Guaranty and the creation, renewal, extension, modification or accrual of any of the Guarantied Obligations. Guarantor further waives the right to plead any and all statutes of limitations as a defense to Guarantor’s liability under this Guaranty or the enforcement of this Guaranty. No failure or delay on Buyer’s part in exercising any power, right or privilege under this Guaranty shall impair or waive any such power, right or privilege.

9. Other Actions Taken or Omitted. Notwithstanding any other action taken or omitted to be taken with respect to the Transaction Documents, the Guarantied Obligations, or the Security, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guarantied Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guarantied Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied as to any Guarantied Obligation only upon the full and final payment and satisfaction of such Guarantied Obligations.

10. No Duty to Prove Loss. To the extent that Guarantor at any time incurs any liability under this Guaranty, Guarantor shall immediately pay Buyer (to be applied on account of the Guarantied Obligations) the amount provided for in this Guaranty, without any requirement that Buyer demonstrate that the Security is inadequate for the Transactions; or that Buyer has currently suffered any loss; or that Buyer has otherwise exercised (to any degree) or exhausted any of Buyer’s rights or remedies with respect to Seller or any Security.

11. Full Knowledge. Guarantor acknowledges, represents, and warrants that Guarantor has had a full and adequate opportunity to review the Transaction Documents, the transactions contemplated by the Transaction Documents, and all underlying facts relating to such transactions. Guarantor represents and warrants that Guarantor fully understands: (a) the remedies Buyer may pursue against Seller and/or Guarantor in the event of a default under the Transaction Documents, (b) the value (if any) and character of any Security, and (c) Seller’s

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financial condition and ability to perform under the Transaction Documents. Guarantor agrees to keep itself fully informed regarding all aspects of the foregoing and the performance of Seller’s obligations to Buyer. Buyer has no duty, whether now or in the future, to disclose to Guarantor any information pertaining to Seller, the Transactions or any Security. At any time provided for in the Transaction Documents, Guarantor agrees and acknowledges that an Insolvency Proceeding affecting Guarantor, or other actions or events relating to Guarantor (including Guarantor’s failure to comply with the covenants in Section 5 of this Guaranty), in each case, as set forth in the Transaction Documents, may be event(s) of default under the Transaction Documents.

12. Representations and Warranties. Guarantor acknowledges, represents and warrants as of the date hereof and as of each Purchase Date as follows, and acknowledges that Buyer is relying upon the following acknowledgments, representations, and warranties by Guarantor in entering into the Transactions:

(a) Due Execution; Enforceability. The Guaranty has been duly executed and delivered by Guarantor, for good and valuable consideration. The Guaranty constitutes the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(b) No Conflict. The execution, delivery, and performance of this Guaranty will not conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Guarantor, (ii) any contractual obligation to which Guarantor is now a party or by which it is otherwise bound or to which the assets of Guarantor are subject or constitute a default thereunder, or result in the creation or imposition of any Lien upon any of the assets of Guarantor thereunder, other than pursuant to this Guaranty, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Guarantor, or (iv) any applicable requirement of law, in each case under the foregoing clauses (ii), (iii) and (iv), to the extent that such conflict or breach would have a material adverse effect upon Guarantor’s ability to perform its obligations hereunder. Guarantor has all necessary licenses, permits and other consents from Governmental Authorities necessary for the performance of its obligations under this Guaranty.

(c) Litigation; Requirements of Law. There is no action, suit, proceeding, investigation, or arbitration pending or threatened in writing against Guarantor or any of its assets, which may result in any material adverse change in the business, operations, financial condition, properties, or assets of Guarantor, or which may have an adverse effect on the validity of the Guaranty or the Transaction Documents or the Purchased Loans or any action taken or to be taken in connection with the obligations of Guarantor under the Guaranty or under any of the Transaction Documents to which Guarantor is a party. Guarantor is in compliance in all material respects with all requirements of law applicable to Guarantor. Guarantor is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority applicable to it.

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(d) No Third Party Consent Required. No consent of any person (including creditors or partners, members, stockholders, or other owners of Guarantor), except those consents provided as of this date hereof, is required in connection with Guarantor’s execution of this Guaranty or performance of Guarantor’s obligations under this Guaranty. Guarantor’s execution of, and obligations under, this Guaranty are not contingent upon any consent, license, permit, approval, or authorization of, exemption by, notice or report to, or registration, filing, or declaration with, any governmental authority, bureau, or agency, whether local, state, federal, or foreign.

(e) Authority and Execution. Guarantor is duly formed and validly existing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver and perform its obligations under this Guaranty. Guarantor has taken all necessary organizational and legal action to authorize this Guaranty.

(f) No Representations by Buyer. Guarantor delivers this Guaranty based solely upon Guarantor’s own independent investigation and based in no part upon any representation or statement by Buyer.

(g) Investment Company Act. Guarantor is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

13. No Misstatements. To Guarantor’s knowledge, no information, exhibit, report or certificate furnished by Guarantor to Buyer in connection with the Transactions or any Transaction Document contains any material misstatement of fact nor omits any fact necessary to make such information, exhibit, report, or certificate not materially misleading.

14. Reimbursement and Subrogation Rights. Except to the extent that Buyer notifies Guarantor to the contrary in writing from time to time:

(a) General Deferral of Reimbursement. Except to the extent set forth in Section 14(b) below, Guarantor waives any right to be reimbursed by Seller for any payment(s) made by Guarantor on account of the Guarantied Obligations, unless and until all Guarantied Obligations have been paid in full and all periods within which such payments may be set aside or invalidated have expired. Guarantor acknowledges that Guarantor has received adequate consideration for execution of this Guaranty by virtue of Buyer’s entering into the Transactions (which benefit Guarantor, as an indirect owner of Seller) and Guarantor does not require or expect, and is not entitled to, any other right of reimbursement against Seller as consideration for this Guaranty.

(b) Deferral of Subrogation and Contribution. Guarantor agrees it shall have no right of subrogation against Seller or Buyer and no right of subrogation against any Security unless and until: (a) such right of subrogation does not violate (or otherwise produce any result adverse to Buyer under) any applicable law, including any bankruptcy or insolvency law; (b) all amounts due under the Transaction Documents have been paid in full and all other performance required under the Transaction Documents has been rendered in full to Buyer; (c) all periods within which such payment may be set aside or invalidated have expired; and (d) Buyer has released, transferred or disposed of all of its right, title and interest in all Security (such deferral of Guarantor’s subrogation and contribution rights, the “Subrogation Deferral”).

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(c) Effect of Invalidation. To the extent that a court of competent jurisdiction determines that Guarantor’s Subrogation Deferral is void or voidable for any reason, Guarantor agrees, notwithstanding any acts or omissions by Buyer that Guarantor’s rights of subrogation against Seller or Buyer and Guarantor’s right of subrogation against any Security shall at all times be junior and subordinate to Buyer’s rights against Seller and to Buyer’s right, title and interest in such Security.

(d) Claims in Insolvency Proceeding. Guarantor shall not file any claim in any Insolvency Proceeding affecting Seller or Member unless Guarantor simultaneously assigns and transfers such claim to Buyer, without consideration, pursuant to documentation fully satisfactory to Buyer. Guarantor shall automatically be deemed to have assigned and transferred such claim to Buyer whether or not Guarantor executes documentation to such effect, and by executing this Guaranty hereby authorizes Buyer (and grants Buyer a power of attorney coupled with an interest, and hence irrevocable) to execute and file such assignment and transfer documentation on Guarantor’s behalf. Buyer shall have the sole right to vote, receive distributions, and exercise all other rights with respect to any such claim, provided, however, that if and when the Guarantied Obligations have been paid in full Buyer shall release to Guarantor any further payments received on account of any such claim.

15. Waiver Disclosure. Guarantor acknowledges that pursuant to this Guaranty, Guarantor has waived a substantial number of defenses that Guarantor might otherwise under some circumstance(s) be able to assert against Guarantor’s liability to Buyer. Guarantor acknowledges and confirms that Guarantor has substantial experience as a sophisticated participant in substantial commercial real estate transactions and is fully familiar with the legal consequences of signing this or any other guaranty. In addition, Guarantor is represented by competent counsel. Guarantor has obtained from such counsel, and understood, a full explanation of the nature, scope, and effect of the waivers contained in this Guaranty (a “Waiver Disclosure”). In the alternative, Guarantor has, with advice from such counsel, knowingly and intentionally waived obtaining a Waiver Disclosure. Accordingly Guarantor does not require or expect Buyer to provide a Waiver Disclosure. It is not necessary for Buyer or this Guaranty to provide or set forth any Waiver Disclosure, notwithstanding any principles of law to the contrary. Nevertheless, Guarantor specifically acknowledges that Guarantor is fully aware of the nature, scope, and effect of all waivers contained in this Guaranty, all of which have been fully disclosed to Guarantor. Guarantor acknowledges that as a result of the waivers contained in this Guaranty:

(a) Actions by Buyer. Buyer will be able to take a wide range of actions relating to Seller, the Transactions, and the Transaction Documents, all without Guarantor’s consent or notice to Guarantor. Guarantor’s full and unconditional liability under this Guaranty will continue whether or not Guarantor has consented to such actions. Guarantor may disagree with or disapprove such actions, and Guarantor may believe that such actions should terminate or limit Guarantor’s obligations under this Guaranty, but such disagreement, disapproval, or belief on the part of Guarantor will in no way limit Guarantor’s obligations under this Guaranty.

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(b) Interaction with Seller Liability. Guarantor shall be fully liable for all Guarantied Obligations even if Seller has no liability whatsoever under the Transaction Documents or the Transaction Documents are otherwise invalid, unenforceable, or subject to defenses available to Seller. Guarantor acknowledges that Guarantor’s full and unconditional liability under this Guaranty (with respect to the Guarantied Obligations as if they were fully enforceable against Seller) will continue notwithstanding any such limitations on or impairment of Seller’s liability.

(c) Timing of Enforcement. Buyer will be able to enforce this Guaranty against Guarantor even though Buyer might also have available other rights and remedies that Buyer could conceivably enforce against the Security or against other parties. As a result, Buyer may require Guarantor to pay the Guarantied Obligations earlier than Guarantor would prefer to pay the Guarantied Obligations, including immediately upon the occurrence of a default by Seller. Guarantor will not be able to assert against Buyer various defenses, theories, excuses, or procedural requirements that might otherwise force Buyer to delay or defer the enforcement of this Guaranty against Guarantor. Guarantor acknowledges that Guarantor intends to allow Buyer to enforce the Guaranty against Guarantor in such manner. All of Guarantor’s assets will be available to satisfy Buyer’s claims against Guarantor under this Guaranty.

(d) Continuation of Liability. Guarantor’s liability for the Guarantied Obligations shall continue at all times until the Guarantied Obligations have actually been paid in full, even if other circumstances have changed such that in Guarantor’s view Guarantor’s liability under this Guaranty should terminate, except to the extent that any express conditions to the termination of this Guaranty, as set forth in this Guaranty, have been satisfied.

16. Buyer’s Disgorgement of Payments. Upon payment of all or any portion of the Guarantied Obligations, Guarantor’s obligations under this Guaranty shall continue and remain in full force and effect at all times until the Guarantied Obligations have actually been paid in full, if all or any part of such payment is, pursuant to any Insolvency Proceeding or otherwise, avoided or recovered directly or indirectly from Buyer as a preference, fraudulent transfer, or otherwise, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) payment in full of the Transactions. Subject to the foregoing, Guarantor’s liability under this Guaranty shall continue until all periods have expired within which Buyer could (on account of any Insolvency Proceedings, whether or not then pending, affecting Seller or any other person) be required to return, repay, or disgorge any amount paid at any time on account of the Guarantied Obligations.

17. Financial Information; Notice of Default and Litigation. Guarantor shall deliver to Buyer such financial and reporting information described in Section 11(i) of the Repurchase Agreement with respect to Guarantor on or before the dates set forth therein, and shall also, within ten (10) Business Days after Buyer’s request made at anytime, deliver to Buyer such additional financial information relating to Guarantor as Buyer may reasonably request and which is in Guarantor’s possession or is reasonably obtainable by Guarantor. Guarantor shall promptly, and in any event (a) within three (3) Business Days after Guarantor’s knowledge thereof, notify Buyer of any default on the part of Guarantor under any Indebtedness which could give rise to an Event of Default, and (b) within three (3) Business Days after service of process or Guarantor’s knowledge thereof, notify Buyer of the commencement, or threat in writing of, any action, suit, proceeding, investigation or arbitration involving Guarantor or any of its Affiliates or assets or any judgment in any action, suit, proceeding, investigation or arbitration involving Guarantor or any of its Affiliates or assets, which in any of the foregoing cases

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(i) relates to any Purchased Loan, (ii) questions or challenges the validity or enforceability of any Transaction or Transaction Document, (iii) makes a claim or claims against Guarantor in an aggregate amount in excess of $5,000,000 or (iv) that, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

18. Right to Set Off. Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease or in any way diminish any rights of set-off Buyer may have with respect to any cash, cash equivalents, certificates of deposit or the like which may now or hereafter be put on deposit with Buyer by Seller or by Guarantor. Upon the occurrence and during the continuance of any Event of Default, Buyer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Buyer to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not Buyer shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Buyer agrees promptly to notify Guarantor after any set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or this Guaranty. The rights of Buyer under this Section 18 are in addition to other rights and remedies (including, without limitation, other rights to set-off) which Buyer may have.

19. Consent to Jurisdiction. Guarantor agrees that any Proceeding to enforce this Guaranty may be brought in any state or federal court located in New York City, New York. By executing this Guaranty, Guarantor irrevocably accepts and submits to the exclusive personal jurisdiction of each of the aforesaid courts, generally and unconditionally with respect to any such Proceeding. Guarantor agrees not to assert any basis for transferring jurisdiction of any such proceeding to another court. Guarantor further agrees that a final judgment against Guarantor in any Proceeding shall be conclusive evidence of Guarantor’s liability for the full amount of such judgment.

20. Merger; No Conditions; Amendments. This Guaranty and documents referred to herein contain the entire agreement among the parties with respect to the matters set forth in this Guaranty. This Guaranty supersedes all prior agreements among the parties with respect to the matters set forth in this Guaranty. No course of prior dealings among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify, or vary any terms of this Guaranty. This Guaranty is unconditional. There are no unsatisfied conditions to the full effectiveness of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked, or amended without Buyer’s written agreement. If any provision of this Guaranty is determined to be unenforceable, then all other provisions of this Guaranty shall remain fully effective.

21. Enforcement. Guarantor acknowledges that this Guaranty is an “instrument for the payment of money only,” within the meaning of New York Civil Practice Law and Rules Section 3213. In the event of any Proceeding between Seller or Guarantor and Buyer, including any Proceeding in which Buyer enforces or attempts to enforce this Guaranty or the Transactions against Seller or Guarantor, or in the event of any Guarantor Litigation, Guarantor shall reimburse Buyer for all Costs of such Proceeding.

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22. Fundamental Changes. Guarantor shall not wind up, liquidate, or dissolve its affairs or enter into any transaction of merger or consolidation, or sell, lease, or otherwise dispose of (or agree to do any of the foregoing) all or substantially all of its property or assets, without Buyer’s prior written consent.

23. Further Assurances. Guarantor shall execute and deliver such further documents, and perform such further acts, as Buyer may request to achieve the intent of the parties as expressed in this Guaranty, provided in each case that any such documentation is consistent with this Guaranty and with the Transaction Documents.

24. Certain Entities. If Seller or Guarantor is a partnership, limited liability company, or other unincorporated association, then: (a) Guarantor’s liability shall not be impaired by changes in the name or composition of Seller or Guarantor; and (b) the withdrawal or removal of any partner(s) or member(s) of Seller or Guarantor shall not diminish Guarantor’s liability or (if Guarantor is a partnership) the liability of any withdrawing general partners of Guarantor.

25. Counterparts. This Guaranty may be executed in counterparts each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery by telecopier or other electronic transmission (including a .pdf e-mail transmission) of an executed counterpart of a signature page to this Guaranty shall be effective as delivery of an original executed counterpart of this Guaranty.

26. WAIVER OF TRIAL BY JURY. GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING FROM OR RELATING TO THIS GUARANTY OR THE TRANSACTION DOCUMENTS OR ANY OBLIGATION(S) OF GUARANTOR HEREUNDER OR UNDER THE TRANSACTION DOCUMENTS.

27. Miscellaneous.

(a) Assignability. Buyer may assign the rights under this Guaranty (in whole or in part) together with any one or more of the Transaction Documents in accordance with the Repurchase Agreement without in any way affecting Guarantor’s liability. Upon request in connection with any such assignment Guarantor shall deliver such documentation as Buyer shall reasonably request. Buyer may from time to time designate any Person to hold and exercise any or all of Buyer’s rights and remedies under this Guaranty. This Guaranty shall benefit Buyer and its successors and assigns and shall bind Guarantor and its heirs, executors, administrators, successors and assigns. Guarantor may not assign this Guaranty in whole or in part without the prior written consent of Buyer.

(b) Notices. All notices, requests, and demands to be made under this Guaranty shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by email provided that such email notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address set

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forth in Annex I attached to this Guaranty or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 27(b). A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered on a Business Day, (c) in the case of expedited prepaid delivery upon delivery on a Business Day, or (d) in the case of email, upon delivery such email; provided that (i) such email notice was also delivered by one of the means set forth in (a), (b) or (c) above (which may arrive after such email), and (ii) the transmitting party did not receive an electronic notice of a transmission failure. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

(c) Interpretation. This Guaranty shall be enforced and interpreted according to the laws of the State, including Section 5-1401 of the General Obligations Law, but otherwise disregarding its rules on conflicts of laws. The word “include” and its variants shall be interpreted in each case as if followed by the words “without limitation.”

28. Business Purposes. Guarantor acknowledges that this Guaranty is executed and delivered for business and commercial purposes, and not for personal, family, household, consumer, or agricultural purposes. Guarantor acknowledges that Guarantor is not entitled to, and does not require the benefits of, any rights, protections, or disclosures that would or may be required if this Guaranty were given for personal, family, household, consumer, or agricultural purposes. Guarantor acknowledges that none of Guarantor’s obligation(s) under this Guaranty constitute(s) a “debt” within the meaning of the United States Fair Debt Collection Practices Act, 15 U.S.C. § 1692a(5), and accordingly compliance with the requirements of such Act is not required if Buyer (directly or acting through its counsel) makes any demand or commences any action to enforce this Guaranty.

29. No Third-Party Beneficiaries. This Guaranty is executed and delivered for the benefit of Buyer and its successors and assigns, and is not intended to benefit any third party.

30. CERTAIN ACKNOWLEDGMENTS BY GUARANTOR. GUARANTOR ACKNOWLEDGES THAT BEFORE EXECUTING THIS GUARANTY: (A) GUARANTOR HAS HAD THE OPPORTUNITY TO REVIEW IT WITH AN ATTORNEY OF GUARANTOR’S CHOICE; (B) BUYER HAS RECOMMENDED TO GUARANTOR THAT GUARANTOR OBTAIN SEPARATE COUNSEL, INDEPENDENT OF SELLER’S COUNSEL, REGARDING THIS GUARANTY; AND (C) GUARANTOR HAS CAREFULLY READ THIS GUARANTY AND UNDERSTOOD THE MEANING AND EFFECT OF ITS TERMS, INCLUDING ALL WAIVERS AND ACKNOWLEDGMENTS CONTAINED IN THIS GUARANTY AND THE FULL EFFECT OF SUCH WAIVERS AND THE SCOPE OF GUARANTOR’S OBLIGATIONS UNDER THIS GUARANTY.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day first written above.

RESOURCE CAPITAL CORP., a Maryland corporation

By:	/s/ David Bloom
Name: David Bloom
Title: Senior Vice President

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ANNEX I

Address for Notices to Guarantor:

c/o Resource Real Estate, Inc.

One Commerce Square

2005 Market Street, 15th Floor

Philadelphia, PA 19103

Attention: Mark A. Arencibi

Facsimile: 215-563-2416

With copies to:

c/o Resource Real Estate, Inc.

712 Fifth Avenue, 12th Floor

New York, NY 10019

Attention: David E. Bloom

Facsimile: 215-640-6372

With copies to:

Haynes & Boone LLP

30 Rockefeller Plaza

26th Floor

New York, New York 10112

Attention: Walter Schleimer, Esq.

Email: walter.schleimer@haynesboone.com

Fax: 215-884-8204

Address for Notices to Buyer:

Deutsche Bank AG, Cayman Islands Branch

60 Wall Street

New York, New York 10005

Attention:     Dean Aotani

Telephone:   (212) 250-6870

Telecopy:     (212) 797-5630

Email:          dean.aotani@db.com

With copies to:

Deutsche Bank AG, Cayman Islands Branch

60 Wall Street

New York, New York 10005

Attention: General Counsel

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and

Deutsche Bank AG, Cayman Islands Branch

60 Wall Street

New York, New York 10005

Attention:     Robert W. Pettinato Jr.

Telephone:   (212) 797-0286

Telecopy:     (212) 797-5630

Email:          robert.pettinato@db.com

and

Deutsche Bank AG, Cayman Islands Branch

60 Wall Street

New York, New York 10005

Attention:     Christine Belbusti

Telephone:   (212) 250-5302

Telecopy:     (732) 935-2103

Email:          christine.belbusti@db.com

and

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention:     Robert L. Boyd, Esq.

Telephone:   (212) 839-7352

Fax:              (212) 839-5599

Email:           rboyd@sidley.com

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SCHEDULE I

TRUST PREFERRED SECURITIES

Resource Capital Trust I (Private Issuance)

RCC Trust II (Private Issuance)

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